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                                 EXHIBIT "A"


                                                      FILED # C15144-01
                                                        JUL 31 2001
                                                      IN THE OFFICE OF
                                                         DEAN HELLER
                                                DEAN HELLER SECRETARY OF STATE

                         CERTIFICATE OF CORRECTION

                          GiveMePower, Corporation


1.   Name of Corporation:
        GiveMePower, Corporation


2.   Document Description:
        Articles of Incorporation filed June 7, 2001.


3.   Inaccuracy or defect:
        Inadvertently a comma (,) was placed between the words "GiveMePower" and "Corporation" when the Articles of Incorporation were originally typed. This error was not brought to the attention of the corporations Board of Directors until recently.


4.   Inaccurate name:
         GiveMePower, Corporation


5.   Accurate and correct name:
         GiveMePower Corporation


                                     GiveMePower Corporation


                                        /S/ TODD NOBLE
                                     _____________________________
                                     Todd Noble, Secretary